    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES THIRD QUARTER 2024 RESULTS
Exceeded third quarter expectations and on-track to hit full-year targets
Progressing on roll-out and execution of JetForward strategy
NEW YORK (October 29, 2024) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the third quarter of 2024.
"We met or exceeded all of our financial targets for the third quarter and progressed on the implementation of our JetForward strategy, sustaining the momentum we established in the second quarter," said Joanna Geraghty, JetBlue's chief executive officer. "Thanks to our crewmembers' efforts and our improved operational performance in the third quarter, we saw a double digit increase in customer satisfaction year-over-year. I am proud to lead this incredible team, particularly as they continue to deliver the JetBlue experience in the face of operational challenges like Hurricanes Helene and Milton."
"We are pleased by our positive year-over-year unit revenue performance in the third quarter. Our self-help capacity actions have helped to better match supply with demand during off-peak flying. Demand remained healthy in peak periods and close-in, and was further supported by improving competitive capacity, particularly in the Latin region, and the ramp of our revenue initiatives," said Marty St. George, JetBlue's president. "During the quarter, we announced new products and perks, such as lounges and a premium co-branded credit card, and progressed on the implementation of our reliability and network initiatives. Today, we are also announcing the upcoming enhancement of our Even More Space offering."
JetBlue to Launch EvenMore® to Meet Growing Premium Travel Demand
In support of its "products and perks customers value" priority move under JetForward, JetBlue today announced plans to evolve its Even More Space extra legroom seat into a compelling new offering with enhanced merchandising and greater visibility. The new approach is designed to boost customer consideration for JetBlue and strengthen the airline’s competitive position in the premium leisure segment.
Starting from mid-November, we plan to give Even More Space greater visibility in the booking process by offering it to customers directly on the flight search results page on jetblue.com. In addition, customers may continue to purchase Even More Space seats in the seat selection map. As we move into 2025, JetBlue will rebrand the offering EvenMore® to include new benefits and amenities with the existing extra legroom seat, creating an appealing offering for customers considering buying up for more space and perks. JetBlue plans to announce the new amenities early next year prior to the launch.
"We’re thrilled to enhance our popular extra legroom seats, giving customers even more reasons to choose JetBlue," said Marty St. George. "A key part of the EvenMore® transformation is making it easier for customers to find and book these enhanced options right from the start."
Progressing on Roll-Out and Implementation of JetForward Strategy
•Reliable & Caring Service
◦Realized benefits from initiatives to drive operational reliability, with on-time performance improving by 12 points and customer satisfaction scores improving by double digits year-over-year in 3Q.
•Best East Coast Leisure Network
◦Year-to-date, optimized over 20% of JetBlue's 2023 network, representing 15 station closures and over 50 route exits.
◦Redeployed aircraft to our strengths in leisure-focused routes originating from Northeast airports, such as Providence, Rhode Island's T.F. Green International Airport and Hartford, Connecticut's Bradley International Airport, where JetBlue is well-positioned to build scale locally.
•Products & Perks Customers Value
◦Announced enhancements to the airport experience with lounges coming to John F. Kennedy International Airport's Terminal 5, in late 2025, and Boston Logan International Airport coming soon thereafter.
◦Expanded co-brand portfolio with the announcement of a premium co-branded credit card.
◦Launched changes to Blue Basic fare, allowing customers to bring a carry-on bag onboard, making JetBlue's basic economy offering one of the industry’s best values for price-conscious customers.

•A Secure Financial Future
◦Raised ~$3.2 billion of financing to retire existing debt, prefund capital expenditures in 2024 and 2025, and support the runway of JetForward.
Third Quarter 2024 Financial Results
•Net loss for the third quarter of 2024 under U.S. Generally Accepted Accounting Principles ("GAAP") of $60 million or $0.17 loss per share. Excluding special items, adjusted net loss for the third quarter of 2024 of $54 million(1) or $0.16(1) loss per share.
•Third quarter 2024 system capacity decreased by 3.6% year-over-year.
•Operating revenue of $2.4 billion for the third quarter of 2024, an increase of 0.5% year-over-year.
•Operating expense of $2.4 billion for the third quarter of 2024, a decrease of 4.2% year-over-year.
•Operating expense per available seat mile ("CASM") for the third quarter of 2024 decreased 0.7% year-over-year.
•Operating expense, excluding special items for the third quarter of 2024, decreased 4.1%(1) year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel")(1) for the third quarter of 2024 increased 4.8%(1) year-over-year.
•Operating margin of (1.6)% for the third quarter of 2024, an increase of five points year-over-year.
•Average fuel price in the third quarter of 2024 of $2.67 per gallon.
Third Quarter 2024 Key Highlights
•Improved adjusted operating margin by ~five points year-over-year to (0.4)%.
•Delivered improved operational performance with a completion factor of ~98%, up from ~96% in 3Q23.
•Third quarter year-over-year unit revenue increased by 4.3%, underpinned by healthy demand in peak periods, improved close-in bookings, competitive capacity moderation in the Latin region and self-help capacity measures.
•Progressed on our $300 million 2024 revenue initiative target, delivering ~$275 million of incremental top-line benefit year-to-date, ~$135 million more than 2Q24.
•Executed on our cost initiatives, as evidenced by structural cost program savings of $169 million to-date and fleet modernization cost avoidance of $95 million to-date.
•Ended the quarter with ~$4.1 billion in liquidity, excluding our undrawn $600 million revolving credit facility.
•Signed an agreement alongside World Fuel Services and Valero Energy Corporation to bring first-ever ongoing supply of blended sustainable aviation fuel to New York, with initial delivery expected in 2024.

Outlook
"Our number one goal remains returning to operating profitability, and growing our unit revenue is imperative to reach operating profitability. As underlying trends from the third quarter have broadly continued into the fourth quarter so far, we expect unit revenue growth to remain positive and sequentially consistent when adjusting for the CrowdStrike benefit in the third quarter and the negative impacts of Hurricane Milton and the election in the fourth quarter. As we look to 2025, I am encouraged by the backdrop for our revenue performance to continue improving, particularly as additional JetForward initiatives begin yielding benefits," said Marty St. George.

Fourth Quarter and Full Year 2024 Outlook	Estimated 4Q 2024	Estimated FY 2024
Available Seat Miles ("ASMs") Year-Over-Year	(7.0%) - (4.0%)	(4.5%) - (2.5%)
Revenue Year-Over-Year	(7.0%) - (3.0%)	(5.0%) - (4.0%)
CASM Ex-Fuel (1) Year-Over-Year	13.0% - 15.0%	7.0% - 8.0%
Fuel Price per Gallon (2), (3)	$2.50 - $2.65	$2.75 - $2.80
Interest Expense	$155 - $165 million	$370 - $380 million
Capital Expenditures	~$450 million	~$1.6 billion

"In the third quarter we improved operating margin by five points versus our July expectations, driven primarily by improved revenue performance, better operational performance and lower fuel expense. We remain on track to deliver on our full-year CASM ex-Fuel target as we remain laser focused on controlling costs and sustaining our cost advantage," said Ursula Hurley, JetBlue's chief financial officer. "To help support our runway to execute on our JetForward strategy, we've also taken steps to bolster our liquidity position through strategic financing efforts. As I look to next year, I remain confident we have the right foundation to begin delivering results on our $800 - $900 million EBIT (1) target."
Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, October 29, 2024 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website for at least 30 days.
For further details, see the third quarter 2024 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2)Includes fuel taxes, hedges and other fuel fees.
(3)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its current quarter. Fuel price is based on forward curve as of October 11, 2024.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans" "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, expectations with respect to our headwinds, our product offerings, and our business strategy and plans and objectives for future operations, including our JetForward initiatives. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the risk associated with the execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing attention to, and evolving expectations regarding, environmental, social and governance matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Report, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Report might not occur. Our forward-looking statements speak only as of the date of this Report. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2024	2023	Percent Change		2024	2023	Percent Change
OPERATING REVENUES
Passenger	$2,198	$2,201	(0.1)		$6,518	$6,842	(4.7)
Other	167	152	9.8		484	448	8.2
Total operating revenues	2,365	2,353	0.5		7,002	7,290	(3.9)

OPERATING EXPENSES
Aircraft fuel	584	701	(16.8)		1,835	2,108	(12.9)
Salaries, wages and benefits	827	790	4.7		2,434	2,304	5.7
Landing fees and other rents	176	176	0.1		518	499	3.8
Depreciation and amortization	165	155	6.4		487	462	5.5
Aircraft rent	21	33	(37.0)		73	99	(26.2)
Sales and marketing	81	80	1.0		245	237	3.2
Maintenance, materials and repairs	160	168	(4.8)		442	512	(13.7)
Special items	27	33	(17.3)		590	168	NM (1)
Other operating expenses	362	373	(3.0)		1,078	1,064	1.4
Total operating expenses	2,403	2,509	(4.2)		7,702	7,453	3.4

OPERATING LOSS	(38)	(156)	(75.9)		(700)	(163)	NM

Operating margin	(1.6)%	(6.6)%	5.0	pts.	(10.0)%	(2.2)%	(7.8)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(100)	(53)	89.0		(215)	(145)	47.7
Interest income	30	19	55.0		66	50	34.5
Capitalized interest	3	5	(32.3)		12	14	(17.2)
Gain (loss) on investments, net	(2)	—	NM		(25)	6	NM
Gain on debt extinguishments	22	—	NM		22	—	NM
Other	7	11	(41.8)		26	14	91.1
Total other expense	(40)	(18)	NM		(114)	(61)	(84.1)

LOSS BEFORE INCOME TAXES	(78)	(174)	(55.3)		(814)	(224)	NM

Pre-tax margin	(3.3)%	(7.4)%	4.1	pts.	(11.6)%	(3.1)%	(8.5)	pts.

Income tax benefit	18	21	(17.8)		63	17	NM

NET LOSS	$(60)	$(153)	(60.9)		$(751)	$(207)	NM

LOSS PER COMMON SHARE
Basic	$(0.17)	$(0.46)			$(2.18)	$(0.63)
Diluted	$(0.17)	$(0.46)			$(2.18)	$(0.63)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	346.9	333.3			344.0	331.0
Diluted	346.9	333.3			344.0	331.0
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2024	2023	Percent Change		2024	2023	Percent Change
Revenue passengers (thousands)	10,596	10,911	(2.9)		30,556	32,309	(5.4)
Revenue passenger miles (RPMs) (millions)	14,491	14,777	(1.9)		41,685	42,950	(2.9)
Available seat miles (ASMs) (millions)	16,740	17,362	(3.6)		49,940	51,484	(3.0)
Load factor	86.6%	85.1%	1.5	pts.	83.5%	83.4%	0.1	pts.
Aircraft utilization (hours per day) (1)	10.2	10.7	(4.7)		10.2	10.9	(6.4)

Average fare	$207.46	$201.73	2.8		$213.31	$211.77	0.7
Yield per passenger mile (cents)	15.17	14.89	1.9		15.64	15.93	(1.8)
Passenger revenue per ASM (cents)	13.13	12.68	3.6		13.05	13.29	(1.8)
Operating revenue per ASM (cents)	14.13	13.55	4.3		14.02	14.16	(1.0)
Operating expense per ASM (cents)	14.35	14.45	(0.7)		15.42	14.48	6.5
Operating expense per ASM, excluding fuel (cents) (2)	10.62	10.13	4.8		10.48	9.96	5.2

Departures	80,037	85,971	(6.9)		241,161	262,488	(8.1)
Average stage length (miles)	1,298	1,253	3.6		1,290	1,223	5.5
Average number of operating aircraft during period	286	283	1.2		286	281	1.8
Average fuel cost per gallon	$2.67	$3.04	(12.2)		$2.83	$3.11	(9.0)
Fuel gallons consumed (millions)	219	230	(5.1)		647	677	(4.4)
Average number of full-time equivalent crewmembers	19,788	20,661	(4.2)		20,036	20,706	(3.2)

(1) Includes aircraft temporarily removed from service, including aircraft impacted by the Pratt & Whitney engine groundings and lack of engine availability.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	September 30, 2024	December 31, 2023
	(unaudited)
Cash and cash equivalents	$2,594	$1,166
Total investment securities	1,508	564
Total assets	16,627	13,853
Total debt	8,231	4,716
Stockholders' equity	2,644	3,337

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of each non-GAAP financial measure used in this Earnings Release to the most directly comparable GAAP financial measure.
With respect to JetBlue’s CASM Ex-Fuel (1) guidance and EBIT (2) targets, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measures cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as interest rates and fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) EBIT is a non-GAAP measure that excludes interest and income taxes from net income (loss).

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
For the three months ended September 30, 2024, special items included union contract costs and voluntary opt-out costs. For the nine months ended September 30, 2024, special items included Spirit-related costs, union contract costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
For the three and nine months ended September 30, 2023, special items included Spirit-related costs and union contract costs.
The table below provides a reconciliation of our total operating expenses (GAAP measure) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended September 30,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2024	2023	Percent Change	2024	2023	Percent Change
Total operating expenses	$2,403	$2,509	(4.2)	14.35	14.45	(0.7)
Less:
Aircraft fuel	584	701	(16.8)	3.49	4.04	(13.7)
Other non-airline expenses	14	16	(10.7)	0.08	0.09	(7.4)
Special items	27	33	(17.3)	0.16	0.19	(14.3)
Operating expenses, excluding fuel	$1,778	$1,759	1.1	10.62	10.13	4.8

	Nine Months Ended September 30,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2024	2023	Percent Change	2024	2023	Percent Change
Total operating expenses	$7,702	$7,453	3.4	15.42	14.48	6.5
Less:
Aircraft fuel	1,835	2,108	(12.9)	3.67	4.09	(10.3)
Other non-airline expenses	46	49	(5.7)	0.09	0.09	(2.8)
Special items	590	168	NM (1)	1.18	0.33	NM
Operating expenses, excluding fuel	$5,231	$5,128	2.0	10.48	9.96	5.2

(1) Not meaningful or greater than 100% change.

Operating Expense, Operating Loss, Adjusted Operating Margin, Pre-tax Loss, Adjusted Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items, Gain (Loss) on Investments and Gain on Debt Extinguishments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For the three months ended September 30, 2024, special items included union contract costs and voluntary opt-out costs. For the nine months ended September 30, 2024, special items included Spirit-related costs, union contract costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
For the three and nine months ended September 30, 2023 special items included Spirit-related costs and union contract costs.
Certain net gains and losses on our investments and the gain on debt extinguishments were also excluded from our September 30, 2024 and 2023 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, ADJUSTED OPERATING MARGIN, PRE-TAX LOSS, ADJUSTED PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except percentages)	2024	2023	2024	2023
Total operating revenues	$2,365	$2,353	$7,002	$7,290

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,403	$2,509	$7,702	$7,453
Less: Special items	27	33	$590	$168
Total operating expenses excluding special items	$2,376	$2,476	$7,112	$7,285
Percent change	(4.1)%		(2.4)%

RECONCILIATION OF OPERATING LOSS
Operating loss	$(38)	$(156)	$(700)	$(163)
Add back: Special items	27	33	590	168
Operating income (loss) excluding special items	$(11)	$(123)	$(110)	$5

RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating margin	(1.6)%	(6.6)%	(10.0)%	(2.2)%

Operating income (loss) excluding special items	$(11)	$(123)	$(110)	$5
Total operating revenues	2,365	2,353	7,002	7,290
Adjusted operating margin	(0.4)%	(5.2)%	(1.6)%	0.1%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(78)	$(174)	$(814)	$(224)
Add back: Special items	27	33	590	168
Less: Gain (loss) on investments, net	(2)	—	(25)	6
Less: Gain on debt extinguishments	22	—	22	—
Loss before income taxes excluding special items, gain (loss) on investments and gain on debt extinguishments	$(71)	$(141)	$(221)	$(62)

RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	(3.3)%	(7.4)%	(11.6)%	(3.1)%

Loss before income taxes excluding special items	$(71)	$(141)	$(221)	$(62)
Total operating revenues	2,365	2,353	7,002	7,290
Adjusted pre-tax margin	(3.0)%	(6.0)%	(3.2)%	(0.9)%

RECONCILIATION OF NET LOSS
Net loss	$(60)	$(153)	$(751)	$(207)
Add back: Special items	27	33	590	168
Less: Income tax benefit related to special items	6	9	14	30
Less: Gain (loss) on investments, net	(2)	—	(25)	6
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	6	(1)
Less: Gain on debt extinguishments	22	—	22	—
Less: Income tax expense related to gain on debt extinguishments	(5)	—	(5)	—
Net loss excluding special items, gain (loss) on investments and gain on debt extinguishments	$(54)	$(129)	$(173)	$(74)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, ADJUSTED OPERATING MARGIN, PRE-TAX LOSS, ADJUSTED PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS (CONTINUED)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
CALCULATION OF LOSS PER SHARE	2024	2023	2024	2023
Loss per common share
Basic	$(0.17)	$(0.46)	$(2.18)	$(0.63)
Add back: Special items	0.07	0.10	1.72	0.51
Less: Income tax benefit related to special items	0.02	0.03	0.04	0.08
Less: Gain (loss) on investments, net	(0.01)	—	(0.07)	0.02
Less: Income tax benefit related to gain (loss) on investments, net	—	—	0.02	—
Less: Gain on debt extinguishments	0.06	—	0.06	—
Less: Income tax expense related to gain on debt extinguishments	(0.01)	—	(0.01)	—
Basic excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.16)	$(0.39)	$(0.50)	$(0.22)

Diluted	$(0.17)	$(0.46)	$(2.18)	$(0.63)
Add back: Special items	0.07	0.10	1.72	0.51
Less: Income tax benefit related to special items	0.02	0.03	0.04	0.08
Less: Gain (loss) on investments, net	(0.01)	—	(0.07)	0.02
Less: Income tax benefit related to gain (loss) on investments, net	—	—	0.02	—
Less: Gain on debt extinguishments	0.06	—	0.06	—
Less: Income tax expense related to gain on debt extinguishments	(0.01)	—	(0.01)	—
Diluted excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.16)	$(0.39)	$(0.50)	$(0.22)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com